As filed with the Securities and Exchange Commission on September 15, 2010

Registration No. ________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
FIREMANS CONTRACTORS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	17	27-0811315
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7701 Sand Street
 Fort Worth, TX 76118
(800) 475-1479

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Nevada Agency and Trust Company
50 West Liberty Street
Suite 880
Reno, Nevada 89501
(775) 322-0626

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all correspondence to:
The O'Neal Law Firm, P.C.
6626 E. Raftriver Road
Mesa, Arizona 85215
Tel: (480) 812-5041
Fax: (888) 353-8842

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if smaller reporting company)	Smaller reporting company	☑

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Primary Offering
Common Stock, $0.001 per share	20,000,000	$0.05	$1,000,000	$71.30
Secondary Offering
Common Stock, $0.001 per share	24,025,000	0.05	1,201,250	85.65
Total	44,025,000	$0.05	$2,201,250	$156.95

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be amended. The Issuer may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED SEPTEMBER [__], 2010

PRELIMINARY PROSPECTUS

FIREMANS CONTRACTORS, INC.

44,025,000 SHARES OF COMMON STOCK
  OFFERING PRICE $0.05 PER SHARE

Of the 44,025,000 shares of common stock offered by this prospectus, 20,000,000 shares are being sold by us and 24,025,000 shares are being sold by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of shares by the selling stockholders.

Public Offering Prospectus

We are offering on a best-efforts basis 20,000,000 shares of common stock in our initial public offering, without any involvement   of   underwriters or broker-dealers.  We are offering the shares of common stock at a public offering price of $0.05 per share. While we intend to pursue a quotation of our shares on the OTC Bulletin Board, we are not currently listed or quoted on any exchange or electronic quotation system; thus there is currently no public market for our common stock and there is no assurance that we will obtain any such listing or quotation or that any public market will ever develop or exist for our common shares. The offering does not require that we sell a minimum number of shares.  The proceeds from the sale of the shares in this offering will immediately be payable to FIREMANS CONTRACTORS, INC, and used in our operations. Funds will be deposited in our corporate bank account.  As a result, creditors could attach the funds.

The  offering  shall  terminate  on the  earlier  of (i)  180  days  after  the effectiveness  of the  registration  statement  (ii) when the  offering is fully subscribed  for. Our ability to terminate the offering is limited to ending the duration of the offering and accepting the amount of shareholder funds as of the termination date.

Our common stock will be sold by our officers and directors and we will not be utilizing an underwriter for this offering. The intended methods of communication with potential investors include, without limitation, telephone and personal contacts. For more information, see the section of this prospectus entitled "Plan of Distribution."

Resale Offering Prospectus

We are also registering for resale 24,025,000 shares of our common stock by selling stockholders (the "Resale Offering").

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:
• they contain different outside front covers;
• they contain different The Offering sections beginning on page 28;
• they contain different Use of Proceeds sections on page 29;
• the Dilution section on page 12 of the Public Offering Prospectus is deleted from the Resale Prospectus;
• a Selling Stockholder section is included in the Resale Prospectus beginning on page 30;
• they contain different Plan of Distribution sections beginning on page 21 of the Public Offering Prospectus and page 33 of the Resale Prospectus;
• the outside back cover of the Public Offering Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 6 BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No underwriter or other person has been engaged to facilitate the sale of shares of common stock in this offering. You should rely only on the information contained in this prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this offering, Firemans Contractors, Inc. or the shares of our common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is ____, 2010

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from or in addition to that contained in this Prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and are seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the common stock. Our business, financial conditions, results of operations and prospects may have changed since that date.

We have not done anything that would permit this offering or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this Prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this Prospectus outside of the United States.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under “Risk Factors” beginning on page 6. All references to “we,” “us,” “our,” “,” “Company” or similar terms used in this prospectus refer to Firemans Contractors, Inc.  Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending June 30. Unless otherwise indicated, the term “common stock” refers to shares of the Company’s common stock.

 Corporate Background and Business Overview

Firemans Contractors, Inc. was incorporated in the State of Nevada on August 21, 2009. We maintain our statutory registered agent's office at 50 West Liberty Street Suite 800. Reno, NV 89501.  Our business office is located at: 7701 Sand Street, Fort Worth, TX 76118. Our telephone number is 1-800-475-1479.

Firemans Contractors is a full service painting company, offering residential, commercial and industrial parking lot striping, and parking lot maintenance services.

Our vision is to develop a franchise system based upon the Company’s current business model, offering painting services in the residential and commercial markets throughout the United States. At this stage in our development, there can be no assurance that we will be successful in generating revenues from the sale of our products and services.

From August 21, 2009 (inception) to June 30, 2010, we have generated revenues of $200,160. With assets of $111,627 as of June 30, 2010, and we have incurred accumulated net losses of $322,167.  Based on our financial history since inception, our independent auditor has expressed doubt as to our ability to continue as a going concern.  Additional financing and capital of $200,000 will be required to continue operations. We have a current “burn rate” of $40,000 per month and resources for 90-120 days.

Since our incorporation, we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.

We have four (4) executive officers who also serve as four (4) of our five (5) directors.  None of our officers live in Nevada.

Summary of the Offering

Shares of common stock being offered by us:	20,000,000 shares of our common stock.
Offering price:	$0.05 per share of common stock.
Number of shares outstanding before the offering:	60,180,000
Number of shares outstanding after the offering, if all the shares are sold:	80,180,000
Use of Proceeds:	Working capital, debt pay-off, general corporate expenses. See “Use of Proceeds” on page 11.
Offering Period:	The offering shall terminate on the earlier of (i) 180 days after the effectiveness of the registration statement (ii) when the offering is fully subscribed for.
Risk Factors:	See “Risk Factors” beginning on page 6 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.
Dividend Policy:	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Summary Financial Data

The following selected financial information for the period from Inception (August 21, 2009) through our fiscal year ended June 30, 2010, is derived from our audited annual financial statements. The information contained in this table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and the financial statements and accompanying notes included in this prospectus.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern. In addition, our financial status creates substantial doubt whether we will continue as a going concern.

PROSPECTUS SUMMARY - continued

Statement of Operations

Inception (August 21, 2009) Through June 30, 2010 (Audited)
Revenues	$200,160
Net loss	$(322,167)
Net loss per common share:
Basic and diluted	$(0.01)
Weighted average number of common shares outstanding	49,506,731

Balance Sheet Data

June 30, 2010
Total assets	$111,627
Total liabilities	$267,594
Total liabilities and stockholders’ deficit	$(155,967)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in our Company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth could be seriously harmed. As a result, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to Our Business

Our independent auditors have expressed doubt about our ability to continue as a going concern, indicating the possibility that we may not be able to continue to operate.

From inception (August 21, 2009) through June 30, 2010, we have incurred cumulative net losses of $322,167. Though we have generated revenues of $200,160 for the same period, we anticipate generating losses for the next 12 months. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. In addition, our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.

As a company in the early stage of development with an unproven business strategy, our limited history of operations makes evaluation of our business and prospects difficult.

We were incorporated on August 21, 2009. Our business prospects are difficult to predict because of our limited operating history, early stage of development and unproven business strategy. Our primary business activities will be to earn revenues through offering painting services in the residential and commercial markets throughout the United States. Although we believe that our business plan has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives.

 Our business plan may be unsuccessful, and if it fails, we will not have alternate services or products to offer in order to ensure our continuation as a going concern.

The success of our business plan is dependent on the marketing of our products and services. Our ability to develop our products and services is unproven, and the lack of operating history makes it difficult to validate our business plan. In addition, the success of our business plan is dependent upon the market acceptance of our products and services. Should our market strategy be too narrowly focused or should the target market not be as responsive as we anticipate, we will not have in place alternate services or products that we can offer to ensure our continuation as a going concern.

RISK FACTORS - continued

We have maintained losses since inception, which we expect will continue in the future.

We expect to continue to incur operating losses in future periods. These losses will occur because we do not yet have sufficient revenues to offset the expenses associated with the development, marketing and sales of our products and services. We cannot guarantee that we will ever be successful in generating sufficient revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumptions regarding the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

To date, we have completed only initial stages of our business plan and we can provide no assurance that we will be able to generate enough revenue from our business in order to achieve profitability. It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in our Company.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to successfully develop and market our products and services to generate operating revenues depends on our ability to obtain the necessary financing to implement our business plan. We will require additional financing, through issuance of debt and/or equity, in order to establish profitable operations. Such financing, if required, may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

We may not be able to compete effectively against our competitors.

We are engaged in a rapidly evolving industry, and face direct competition from competitors that may have greater resources, research and development staff, sales and marketing staff and facilities than we do. There can be no assurance that our competitors will not develop products and services that are more effective than those being developed and marketed by us or that would render our  products and services  obsolete or noncompetitive.

We need to retain key personnel to support our product and ongoing operations.

The development and marketing of our product will continue to place a significant strain on our management and other resources. Our future success depends upon the continued services of our executive officers who have critical industry experience and relationships that we rely on to implement our business plan. The loss of the services of Renee Gilmore, our President and a Director, would negatively impact our ability to sell our product, which could adversely affect our financial results and impair our growth. Currently, we have no employment agreement with Ms. Gilmore and do not anticipate entering into any such agreement in the foreseeable future.

Risks Relating to Our Common Stock

Because we are subject to “penny stock” rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules. If a trading market does develop for our common stock, these regulations will likely be applicable, and investors in our common stock may find it difficult to sell their shares.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

RISK FACTORS - continued

The price of our common stock may be volatile, which substantially increases the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Our common stock is not currently quoted or listed on any exchange or electronic quotation system.  There is no assurance that any trading market will ever develop for our shares of common stock. Even if a trading market does develop for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

·	variations in quarterly operating results;

·	our announcements of significant contracts and achievement of milestones;

·	our relationships with other companies or capital commitments;

·	additions or departures of key personnel;

·	sales of common stock or termination of stock transfer restrictions;

·	changes in financial estimates by securities analysts, if any; and

·	fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

Our insiders beneficially own a significant portion of our stock, and accordingly, may have control over stockholder matters, the Company’s business and management.

The percentage ownership information shown in the table below is calculated based on 60,180,000 shares of our common stock issued and outstanding as of June 30, 2010. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

		Amount and Nature
Title of		of Beneficial
Class	Name of Beneficial Owner	Ownership	Percentage
Common Stock	Renee Gilmore,	10,000,000	16.62%
	President, Chief Executive Officer and Director	Direct
Common Stock	Nikolay Frolov	3,000,000	4.98%
	Chief Financial Officer, Treasurer and Director	Direct
Common Stock	Danielle O’Neal	10,000,000	16.62%
	Secretary and Director	Direct
Common Stock	Aaron Gilmore	10,000,000	16.62%
	Chief Operations Officer and Director	Direct
Common Stock	Scott O’Neal, Director	10,000,000	16.62%
		Direct
	All Officers and Directors as a Group	43,000,000	71.46%
	Total Shares Outstanding	60,180,000	100.00%

As a result, our executive officers, directors and affiliated persons will have significant influence to:

·	elect or defeat the election of our directors;

·	amend or prevent amendment of our articles of incorporation or bylaws;

·	effect or prevent a merger, sale of assets or other corporate transaction; and

·	affect the outcome of any other matter submitted to the stockholders for vote.

RISK FACTORS - continued

Moreover, because of the significant ownership position held by our insiders, new investors will not be able to effect a change in the Company’s business or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholders.

In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Purchasers in this offering will experience immediate and substantial dilution.

The public offering price of our common stock pursuant to this Prospectus will be substantially higher than the pro forma net tangible book value per share of our common stock immediately after this offering. Therefore, if you purchase our common stock in this offering, you will incur an immediate dilution of $0.04 per share, which represents the difference between our net tangible book value per share after this offering and the price you paid, based upon the assumed public offering price of $0.05 per share of common stock and the net tangible book value and shares outstanding as of June 30, 2010. In addition, if we raise funds by issuing additional securities, the newly issued securities may further dilute your ownership interest.

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

We are authorized to issue up to 200,000,000 shares of common stock, of which 60,180,000 shares are issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock. In addition, our business strategy may include expansion through internal growth by acquiring complementary businesses, acquiring or licensing additional brands, or establishing strategic relationships with targeted customers and suppliers. In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership. We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets, and this could negatively impact our earnings and results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they downgrade their recommendations regarding our common stock, our stock price and trading volume could decline.

The trading market for our common stock may be influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us downgrade our common stock, our common stock price would likely decline. If analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline.

If we continue to fail to maintain an effective system of internal controls, we might not be able to report our financial results accurately or prevent fraud; in that case, our stockholders could lose confidence in our financial reporting, which could negatively impact the price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. In addition, Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires us to evaluate and report on our internal control over financial reporting for all our current operations. The process of implementing our internal controls and complying with Section 404 will be expensive and time - consuming, and will require significant attention of management. We cannot be certain that these measures will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Even if we conclude, and our independent registered public accounting firm concurs, that our internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, because of its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our independent registered public accounting firm discover a material weakness or a significant deficiency in our internal control, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our financial statements and harm our stock price. In addition, a delay in compliance with Section 404 could subject us to a variety of administrative sanctions, including ineligibility for short form resale registration, action by the Securities and Exchange Commission, and the inability of registered broker-dealers to make a market in our common stock, which could further reduce our stock price and harm our business.

RISK FACTORS - continued

Because we do not intend to pay any dividends on our common stock, holders of our common stock must rely on stock appreciation for any return on their investment.

There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution. We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified members for our Board of Directors.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act. The requirements of these rules and regulations increase our legal, accounting and financial compliance costs, may make some activities more difficult, time-consuming and costly and may also place undue strain on our personnel, systems and resources.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we will need to expend significant resources and provide significant management oversight. We have a substantial effort ahead of us to implement appropriate processes, document our system of internal control over relevant processes, assess their design, remediate any deficiencies identified and test their operation. As a result, management’s attention may be diverted from other business concerns, which could harm our business, operating results and financial condition. These efforts will also involve substantial accounting-related costs.

Our financial results could vary significantly from quarter to quarter and are difficult to predict.

Our revenues and operating results could vary significantly from quarter to quarter because of a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful. In addition, we may not be able to predict our future revenues or results of operations. We base our current and future expense levels on our internal operating plans and sales forecasts, and our operating costs are to a large extent fixed. As a result, we may not be able to reduce our costs sufficiently to compensate for an unexpected shortfall in revenues, and even a small shortfall in revenues could disproportionately and adversely affect financial results for that quarter. Individual products and services represent meaningful portions of our revenues and net loss in any quarter. We may incur significant or unanticipated expenses when licenses are renewed.

In addition to other risk factors discussed in this section, factors that may contribute to the variability of our quarterly results include:

·	the number of new products and services released by us and our competitors;

·	the amount we reserve against returns and allowances;

·	the timing of release of new products and services by us and our competitors, particularly those that may represent a significant portion of revenues in a period;

·	the popularity of new products and services, and products and services released in prior periods;

·	changes in pricing policies by us or our competitors;

·	fluctuations in the size and rate of growth of overall consumer demand for our products and services;

·	strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;

·	our success in entering new geographic markets;

RISK FACTORS - continued

·	accounting rules governing recognition of revenue;

·	the timing of compensation expense associated with equity compensation grants; and

·	decisions by us to incur additional expenses, such as increases in marketing or research and development.

As a result of these and other factors, our operating results may not meet the expectations of investors or public market analysts who choose to follow our company. Our failure to meet market expectations would likely result in decreases in the trading price of our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 6, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Management’s Discussion and Analysis of Financial Condition and Results of Operation section beginning on page 13, and the section entitled “Business Description” beginning on page 14, and as well as those discussed elsewhere in this prospectus. Other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

We estimate that we will receive approximately $965,000 in net proceeds from the sale of 20,000,000 shares of common stock in this offering, based on an assumed public offering price of $0.05 per share and after deducting estimated offering expenses of $35,000.

Our current estimate of the use of the net proceeds from this offering is as follows:

Approximate Allocation of Net Proceeds
Debt pay-off	$260,000
Working capital and general corporate purposes	705,000
Total	$965,000

DIVIDEND POLICY

Since our inception, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

CAPITALIZATION

The following table sets forth our short-term debt, long-term debt and capitalization as of June 30, 2010:

·	on an actual basis; and

·
on a pro forma as adjusted basis to reflect the estimated net proceeds we will receive from the sale of 20,000,000 shares of common stock offered by us at an assumed public offering price of $0.05 per share, after deducting estimated offering expenses payable by us of approximately $35,000.

	As of June 30, 2010
	Actual	Pro Forma, as Adjusted
	(Unaudited)

Short-term debt	$254,284	$7,694
Long-term debt	$13,310	$0
Capitalization (based on $0.05 per share)	$3,009,000	$4,009,000

This table should be read with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes appearing elsewhere in this Prospectus.

DILUTION

Purchasers of common stock in this offering will suffer immediate dilution to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock immediately after the completion of this offering. Dilution results from the fact that the per share offering price of the common stock is substantially in excess of the book value per share attributable to the existing stockholders for the presently outstanding stock.

The net tangible book value of our common stock on June 30, 2010 was ($155,967) or ($0.003) per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets of $0, and dividing this amount by the number of shares of our common stock outstanding on June 30, 2010 before giving retroactive effect to this offering.

After giving effect to the sale by us of 20,000,000 shares of common stock in this offering at the assumed public offering price of $0.05 per share, and after deducting our estimated offering costs, our pro forma as adjusted net tangible book value as of June 30, 2010 would have been $809,033, or $0.010 per share of our common stock. This represents an immediate increase in net tangible book value of $0.013 per share to our existing stockholders and an immediate dilution of $0.040 per share to new investors purchasing shares in this offering.

The following table illustrates this dilution to new investors on a per share basis:

Assumed Public offering price per share		$0.050
Net tangible book value per share as of June 30, 2010	$(0.003)
Increase per share attributable to this offering	0.013
Pro forma as adjusted net tangible book value per share after this offering	0.010
Dilution in net tangible book value per share to new investors		$0.040

The number of shares of our common stock to be outstanding after this offering is based on 80,180,000 shares of common stock: 60,180,000 shares outstanding as of June 30, 2010, increased by 20,000,000 shares issued for the offering.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible securities, the issuance of these securities could result in further dilution to our stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 6, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with accounting principles generally accepted in the United States.

Overview

Firemans Contractors, Inc. is a development stage company that was incorporated on August 21, 2009 in the State of Nevada.  The Company is a full-service contractor, specializing in residential and commercial painting, industrial parking lot striping, and parking lot maintenance services.

Firemans Contractors, Inc. has never declared bankruptcy, has never been in receivership, and has never been involved in any illegal action or proceedings.

Since becoming incorporated, Firemans Contractors, Inc. has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Firemans Contractors, Inc. is not a blank check registrant as that term is defined in Rule 419(a) (2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Neither Firemans Contractors, Inc. nor its officers, directors, promoters, or affiliates has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements, or understandings with any representatives of the owners of any business or company regarding the  possibility of an acquisition or merger.

Plan of Operation

Over the next twelve months, we will concentrate on the following four areas to grow our operations:

●	Capital and Funding – Seek to obtain capital from all available sources.

●
Advertising and Marketing – Work with several marketing companies to develop brand identity, marketing materials, and update our web site. Utilize all available marketing venues and public relations opportunities to promote the Company and its products, services, and franchise system.

●	Sales – Grow its core business in the North Texas - Dallas-Fort Worth, Texas territory to increase sales by 5% per quarter in 2010.

●
Franchise Development – Begin marketing the Firemans Contractors franchise concept and licensing of Company’s Service Marks, with the short term objective of establishing five new franchisee candidates during 2010.

Operating Environment

The painting industry is a $20 Billion annual industry, up from $16.1 Billion in 2003. Since 2006, reports indicate an annual rate increase of 3%, per The Rauch Guide to the US Paint Industry. As previously noted the industry is highly fragmented with about 40,000 companies nationwide. Most companies are small, over 70% have fewer than five employees. Larger firms may have more than 200 employees and generate an average $40 million in annual revenue.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION - continued

Operating Environment - continued

The parking lot striping and maintenance service industry is very fragmented, consisting of a few national companies and numerous small, privately held and regional operators. Parking lot striping and maintenance is an ongoing service, requiring restriping and updated signage every 1-3 years. Parking lots require ADA compliance and city code mandates that require businesses to maintain proper visual signage, fire lanes, and other relevant markings & accessibility for customers to the business.  Firemans Contractors continues to operate and increase its customer base and increase sales through various advertising, business networking, cold calls, referrals and repeat customers.

The Company recognizes that building its brand is important to securing a strong standing. Therefore, Firemans Contractors, Inc. will continue focusing to build a brand that encompasses its core values of integrity and quality service with “Contractors You Can Trust”. The Company’s goal is dedicated to stream-lining the contractor industry and making a difference by providing customers with quality service, using the best products available on the market for long lasting wear and as environmentally friendly as possible. To raise brand awareness among its intended audience, the Company has developed an appealing and memorable logo that it will use throughout its promotional strategy and in its various marketing materials. This will aid in brand reinforcement and the enhanced growth of its name and positive reputation among consumers nationwide.

Operating Results

We are constantly expanding our service offerings and have experienced steady growth in revenues.

Since Inception (August 21, 2009) through June 30, 2010, we have generated revenues of $200,160 and incurred cumulative net losses of $322,167.

The losses include $210,000 of accrued salaries, and $68,850 stock based compensation to consultants.

As of June 30, 2010, the Company had assets of $111,627, and total liabilities of $267,594.

Liquidity and Capital Resources

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

As of June 30, 2010, the Company had approximately $28,000 of cash and cash equivalents

We are presently able to meet our obligations as they come due.  At June 30, 2010, we had a working capital deficit of $179,560, which includes $209,492 owed to related parties.

We anticipate that our future liquidity requirements will arise from the need to fund our growth, pay current obligations and future capital expenditures. The primary sources of funding for such requirements are expected to be cash generated from operations and raising additional funds from the private sources and/or debt financing.  However, we can provide no assurances that we will be able to generate sufficient cash flow from operations and/or obtain additional financing on terms satisfactory to us, if at all, to remain a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies

The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures about contingent assets and liabilities. We base these estimates and assumptions on historical experience and on various other information and assumptions that are believed to be reasonable under the circumstances. Estimates and assumptions about future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as additional information is obtained, as more experience is acquired, as our operating environment changes and as new events occur.  Our critical accounting policies are listed in the notes to our audited financial statements included in this Registration Statement.

BUSINESS DESCRIPTION

Overview

Firemans Contractors, Inc. is a full service painting company, offering residential, commercial and industrial parking lot striping, and parking lot maintenance services.

BUSINESS DESCRIPTION - continued

Overview - continued

Founded by a Fireman, Aaron Gilmore, Firemans Contractors deals with customers, contractors, vendors and communities on the basis of honor and integrity.

Our vision is to develop a franchise system based upon the Company’s current business model, offering painting services in the residential and commercial markets throughout the United States.

In April 2010, we engaged franchise attorney Cheryl Mullins of Mullins Law, P.C. (the "Firm"). Since 2004, the Firm has been recognized locally and nationally in the area of franchise law, considered by Franchise Times as one of the top “Legal Eagles” in franchising, listed in D MAGAZINE, one of the best franchise lawyers in Dallas. Ms. Mullins leads the team that represents and counsels both, new and experienced franchisors, in matters ranging from regulatory compliance to dispute resolution. The Firm has helped the Company with its Franchise Disclosure Document (FDD), state registrations and applications for Service Marks registration.

Products and Services

Firemans Contractors, Inc. has developed an integrity based contractor business model for painting and parking lot striping maintenance services. We strive to provide our customers with quality and commitment from “Contractors You Can Trust™”.

The Company already has established its headquarters in Fort Worth, Texas. The Company also offers entrepreneurs the opportunity to own their Firemans Contractors franchise in major markets across the country.

Listed below are the primary services we offer:

Parking Lot Striping and Maintenance: We specialize in parking lot striping, new striping, re-striping, stripe removal, handicap logo painting, stenciling, fire-lane striping, no parking stripes, speed bumps, wheel stops, signage, crack filling, seal coating, pothole repair, re-sealing or whatever your parking lot needs. We use high quality paint/materials and provide a one-year guarantee on our work.

Commercial Painting: Complete interior and exterior painting and specialty coating services, including architectural coatings, elastomeric, epoxy floors, special finishes for the corporate environment, custom textures, and more.

Industrial Painting: Complete interior and exterior painting services, rehab and restoration painting services, warehouses, tanks, towers, refineries, emersion tank storage facilities, silos, elevators, pipeline and oil field equipment and anything else that is exposed to a moderate or severe environment.

Residential Painting: Interior and exterior painting services including custom cabinet finishes, faux finishes, concrete staining and more.

Specialty Painting: Electrostatic painting, solvent and waterborne technology, conventional, air assisted, and number 2 process applications including epoxy, urethane, polymers, architectural finishes and radiant barrier.

Strategic Marketing Plan

The painting parking lot striping and maintenance service is very fragmented, consisting of a few national companies and numerous small, privately held and regional operators. The market for parking lot maintenance services is underserved. Residential, commercial and industrial painting is done every 7 years. Parking lot striping currently needs maintenance every 1-3 years. ADA compliance is now required, and significantly affects demand for such services.

The contractor industry is in need of reliable companies that customers can trust. Currently, there appears to be no nation-wide, full-service painting company offers the same services as Firemans Contractors and include parking lot striping and maintenance services.

We recognize that building the Firemans Contractors brand is important to securing a strong standing.  Therefore, Firemans Contractors, Inc. will continue focusing to build a brand that encompasses its core values of integrity and quality service with "Contractors You Can Trust".   The Company's goal is dedicated to stream-lining the contractor industry and making a difference by providing customers with quality service, using the best products available on the market for long lasting wear and as environmentally friendly as possible.  To raise brand awareness among its intended audience, the Company has developed an appealing and memorable logo that it will use throughout its promotional strategy and in its various marketing materials.  This will aid in brand reinforcement and the enhanced growth of its name and positive reputation among consumers nationwide.  With its brand and guiding principles established, Firemans Contractors, Inc. will send a clear message about what it stands for, thereby building brand loyalty and encouraging the steady growth of its base of clientele.

Firemans Contractors, Inc. intends to achieve the following objectives:

- Establish a strong brand name and reputation in the painting/parking lot striping & maintenance industry
- Strategically align ourselves with other contractor trades
- Generate enough revenue to expand operations by going public through a franchise model

BUSINESS DESCRIPTION - continued

Strategic Marketing Plan - continued

Firemans Contractors, Inc. has outlined four phases of its marketing strategy:

- Launching of Firemans Contractors, Inc. franchises - actively promote through Franchise Trade Shows, internet, outside franchise displays and events to create brand awareness.
- Establish Firemans Contractors, Inc. through branding, its professionalism, referral and repeat business due to customer guarantee and satisfaction.
- Develop relationships and strategic alliances with nationwide property management companies, business establishments and city officials.
- Aggressively market its brand through social media, online strategic partnerships, search engine optimization, flier distributions, newspaper ads and mailings as appropriate.

Competition

Firemans Contractors, Inc. has done extensive research and investigation of all of the aspects of the competitiveness of the existing market.  The Company's unique franchise model will be deployed so that it capitalizes on the advantages that it has over its competition to include but not limited to the level of professionalism and customer satisfaction designed to exceed the expectations of our customers.  However, the Company will face competition from existing contractors.  There are a handful of major players to include Certapro Painters and StripeA Zone for example, while others are small companies that have hit upon the correct formula of price, performance, and services.  The nations contracting industry currently consist of some of the following players:

Stripe A Zone was founded in 1950 and is the largest parking lot striping company, to include road and airfield striping, in the US.  They merged with another company in 1974 and was later acquired by a leading company in the industry in 1988.  They are a privately owned company headquartered in Grand Prairie, TX with satellite locations in Houston, TX, Baton Rouge, LA, Decatur, Alabama and Mississippi.

US Striping is the only national striping company.  Offers a one-time investment of $28,000 - $48,000 and claims to have its franchisees running and operational in 3 days.  Has sole rights to a patented advertising graphic system, DIGIMARK –that allows full color logos and ads to be placed on parking lots, playgrounds and walkways.

Certapro Painters is a residential and commercial painting franchise.  Currently the largest painting company in North America with over 280 franchise owners in US and Canada.  Expected 2011 revenue is $500 million and has an initial cost investment between $129,000 - $156,000 with a required liquid capital of $50,000 and net worth of $200,000.

Five Star Painting is a publicly traded commercial and residential painting franchise.  They have had rapid growth with almost 50 franchises in just 2 years.  They market to entrepreneurs, existing painters and real estate agents.  They require a liquid capital of $25,000, with a total investment of $30,000-$80,000.

Color World has been painting homes since 1993 and is a high-quality residential and commercial painting company that has a relatively low investment and simple business plan.  Currently located in Ohio and Kentucky tri-state area but has franchise opportunities available nationwide.

The Painting Pros is a publicly traded company that focuses on residential, commercial, industrial and new construction painting.  They target middle to high-income consumers as well as National and Regional commercial accounts with companies like Home Depot, Marriot, Holiday Inn, Gap and Banana Republic.  They require a liquid capital of $40,000, with a total investment of $29,000 - $109,000.  This company is located in the southeast area of the US only.

Competitive Advantage

Firemans Contractors, Inc. intends to capitalize on its core strengths in order to establish itself as a leading contracting company nation-wide.  These competitive advantages are outlined in greater detail below:

·      The Company is woman-owned and HUB certified in the State of Texas giving us access to and increased exposure to the general public, prime contractors and state purchasing and public works contracts
·      Management team has more than 55 years of combined experience in sales, service, ownership, and management
·      Will have diverse sources of revenue
·      Superior level of professionalism
·      Extensive marketing tactics will reach a large segment of customers

Sources and Availability of Products and Supplies

We believe there are no constraints on the sources or availability of products and supplies related to our business.

BUSINESS DESCRIPTION - continued

Dependence on One or A Few Major Customers

We do not anticipate dependence on one or a few major customers into the foreseeable future.

Patents, Trademarks, Licenses, Franchise Restrictions and Contractual Obligations & Concessions

We own, and are in the process of registering the following marks on the Principal Register of the United States Patent and Trademark Office.

Mark	Application Date	Serial Number
FIREMANS CONTRACTORS (standard characters)	May 26, 2010	85048011
FIREMANS CONTRACTORS (with logo)	April 27, 2010	85024599

We also claim common law trademark protection in the mark “CONTRACTORS YOU CAN TRUST.”  We do not own any patents or registered copyrights material to the franchise system. However, we claim copyright protection in several elements of the system including the design elements of our trademarks, the content and design of our web site and advertising materials, and the content of our operations and training manuals.

Currently, there are no pending infringement, opposition, or cancellation proceeding or any pending material litigation involving the Marks. There are no agreements currently in effect, which significantly limit our rights to use or license the use of the Marks in any material manner. We are not aware of any superior prior rights or infringing uses of the Marks in any state.

Regulations

There are no existing government regulations applicable to our business, nor are we aware of any regulations being contemplated that would adversely affect Firemans Contractors, Inc's ability to operate.

Research and Development

We have incurred $18,000 in direct development costs to date for our Federal Disclosure Document (FDD). We have plans to undertake more development activities during the next year of operation related to the development of franchise system, our website, and other related development cost.

Description of Property

Our executive offices are currently at 7701 Sand Street, Fort Worth, TX 76118.   We will use this space for storing equipment and products, as well as our executive offices for the foreseeable future.  We believe our current premises are adequate for our current operations and we do anticipate that we will require additional premises in the next 12 to 18 months.  We do not have any investments or interests in any real estate.  Our company does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

Reports to Security Holders

We will voluntarily make available to our stockholders an annual report, including audited financials, on Form 10-K.

We are not currently a reporting company, but upon effectiveness of the registration statement of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We will also make these reports available on our website.

MANAGEMENT

Directors and Executive Officers of Registrant

The name, age and position of each of our directors and executive officers as of June 30, 2010 are as follows:

Name	Age	Position
Renee Gilmore	37	President, Chief Executive Officer and Director
Nikolay Frolov	38	Chief Financial Officer, Treasurer and Director
Danielle O'Neal	37	Secretary and Director
Aaron Gilmore	37	Chief Operations Officer and Director
Scott O’Neal	40	Director

Ms. Renee Gilmore is our President, Chief Executive Officer and Director. Ms. Gilmore has served as our Director, President and CEO since our inception in August 2009.  From March 2003 until January 2007 Ms. Gilmore served as an independent top Sales Director and Trainer for Mary Kay Inc., with its headquarters located in Dallas, Texas. From January 2007 until August of 2009, she was a partner in a contractor company.  Renee attended the University of Nebraska at Omaha and earned an associates degree in Computer Science at Metropolitan Community College.

Mr. Aaron Gilmore is our Chief Operations Officer and Director. He has served as our Director and COO since our inception in August of 2009.   Mr. Gilmore also currently serves as a firefighter for Hurst Fire Department, located in Hurst, Texas, a position he has held since April 2002. Aaron attended University of Nebraska at Omaha.  Aaron has a FireFighter Certification where he graduated first in his class.  Aaron has also earned his EMT B, EMT I, and Paramedic Certifications.  Aaron is HAZMAT certified and with his multitude of safety certifications, he is able to pass his experience on to those affiliated with Firemans Contractors.

Mr. Nikolay Frolov, CPA, is our Chief Financial Officer, Treasurer and Director. He has served in these capacities since we were incorporated on August 21, 2009. Mr. Frolov has over 15 years of experience in accounting. Before joining Firemans Contractors in 2009 as the CFO, since 2008 Mr. Frolov has served, and continues to serve, as CFO and a director of EVCARCO, Inc., a publicly traded company. Prior to 2008, Mr. Frolov was the assistant controller for Romacorp, Inc.  Prior to this role, Mr. Frolov was a manager for Travis, Wolff & Co., LLP. Mr. Frolov was a senior consultant with Taylor and Taylor, LLP from 1994-2006. Mr. Frolov graduated with honors from the University of Texas at Arlington with Bachelor’s and Master’s degrees in Accounting.

Ms. Danielle O’Neal is our Secretary and Director. She has served as our Secretary and Director of Franchise Business Development since our inception in August of 2009.  From 1998 until present, Ms. O’Neal has been engaged in real estate investing and property management.  Ms. O’Neal also served as director of business development and director of sales for ONPRO, Inc. located in Arlington, Texas.

Mr. Scott O’Neal is our Director. He has served in this capacity since our inception on August 21, 2009. Mr. O’Neal currently serves as Chief Operating Officer, Secretary, Vice President and Director of EVCARCO, Inc., a publicly traded company, where he oversees sales and manufacturer relations. With over 20 years of experience in the auto industry, Mr. O’Neal began in the auto business in 1988, working at family dealerships in Fort Worth, Texas. In 1995, he joined New Toyota Franchise Dealership as the fleet sales manger, achieving multiple Toyota Gold Sales Society Awards, Toyota’s top sales award. During the last ten years, Mr. O'Neal owned and operated independent car dealerships and other successful companies. Since 2006, Mr. O’Neal has helped launch companies such as Firemans Contractors and EVCARCO, for which he continues to serve as COO, advisor, and investor.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of one or more members, but not more than nine, and that our shareholders shall determine the number of directors at each regular meeting. Each director serves for a term that expires at the next regular meeting of the shareholders or until his successor is elected and qualified.

Committees of the Board of Directors

Due to our size, limited operating history and financial conditions we do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors. We do not have an audit committee “financial expert.”

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

MANAGEMENT - continued

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because, we are not listed on NASDAQ. We have determined that none of our directors currently meet the definition of “independent” as within the meaning of such rules as a result of their current positions as our executive officers.

Significant Employees

We have no significant employees other than the executive officers described above.

Family Relationships

Our Chief Operations Officer and Director, Aaron Gilmore, is the husband of Renee Gilmore, our President, CEO and Director.
Our Director, Scott O’Neal, is the husband of Danielle O’Neal, our Secretary and Director.
Our attorney, William D. O’Neal, is not related to Scott and Danielle O’Neal.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors or make nominations to the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

Code of Ethics

As of the date of this Registration Statement, we had not adopted a Code of Ethics, which would include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to compensation paid by us to our officers from our inception on August 21, 2009 through the fiscal year ended June 30, 2010.

						Non-Equity	Non-qualified
						Incentive	Deferred	All
Name and				Stock	Option	Plan	Comp.	Other
Principal		Salary	Bonus	Awards	Awards	Comp.	Earnings	Comp.	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Renee Gilmore,
President, CEO	2010		-	-	-	-	-	-
and Director		50,000	-	-	-	-	-	-	50,000
Nikolay Frolov,
CFO, Treasurer	2010		-	-	-	-	-	-
and Director		10,000	-	-	-	-	-	-	10,000
Danielle O'Neal,
Secretary	2010		-	-	-	-	-	-
and Director		50,000	-	-	-	-	-	-	50,000
Aaron Gilmore,
COO and	2010		-	-	-	-	-	-
Director		50,000	-	-	-	-	-	-	50,000

Amounts of compensation for 2010, reported in the table above, represent accrued compensation. The manner and timing of payments of the accrued compensation will depend on the future financial conditions of the Company.

Refer to the Notes to Financial Statements for more information.

EXECUTIVE COMPENSATION - continued

Outstanding Equity Awards

No individual grants of stock options or other equity incentive awards have been made to any executive officer or any director since our inception.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

We have not entered into any employment or other contracts or arrangements with our executive officers. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

Compensation of Directors

We have no formal plan for compensating our directors for their services in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. The Board of Directors may award special remuneration to any director undertaking any special services on behalf of Firemans Contractors other than services ordinarily required of a director.

The following table summarizes all compensation awarded to, earned by or paid to our directors for all services rendered in all capacities to us since our inception on August 21, 2009 through the fiscal year ended June 30, 2010.

						Non-Equity	Non-qualified
						Incentive	Deferred	All
Name and				Stock	Option	Plan	Comp.	Other
Principal		Salary	Bonus	Awards	Awards	Comp.	Earnings	Comp.	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Renee Gilmore,
President, CEO	2010		-	-	-	-	-	-
and Director		50,000	-	-	-	-	-	-	50,000
Nikolay Frolov,
CFO, Treasurer	2010		-	-	-	-	-	-
and Director		10,000	-	-	-	-	-	-	10,000
Danielle O'Neal,
Secretary	2010		-	-	-	-	-	-
and Director		50,000	-	-	-	-	-	-	50,000
Aaron Gilmore,
COO and	2010		-	-	-	-	-	-
Director		50,000	-	-	-	-	-	-	50,000
Scott O'Neal,
Director	2010	50,000	-	-	-	-	-	-	50,000
			-	-	-	-	-	-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the stock transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any director, executive officer, shareholder of the company or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On August 21, 2009, we issued a total of 10,000,000 shares of restricted common stock to Renee Gilmore, our officer and director in consideration for $1,000 cash.

On August 21, 2009, we issued a total of 3,000,000 shares of restricted common stock to Nikolay Frolov, our officer and director in consideration for $300 cash.

On August 21, 2009, we issued a total of 10,000,000 shares of restricted common stock to Danielle O’Neal, our officer and director in consideration for $1,000 cash.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - continued

On August 21, 2009, we issued a total of 10,000,000 shares of restricted common stock to Aaron Gilmore, our officer and director in consideration for $1,000 cash.

On August 21, 2009, we issued a total of 10,000,000 shares of restricted common stock to Scott O’Neal, our officer and director in consideration for $1,000 cash.

PLAN OF DISTRIBUTION

This offering will be conducted on a best-efforts basis utilizing the efforts of our officers and directors. We are not engaging any underwriter in connection with this offering. Potential investors include, but are not limited to, family, friends and acquaintances of our officers and directors. The intended methods of communication include, without limitation, telephone calls and personal contact.

All funds received by us in connection with sales of our securities will be transmitted immediately into our general corporate account and will become immediately available to us.

No officer or director will receive any commissions for any sales originated on our behalf. We believe that our officers and directors are exempt from registration as brokers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, each of our officers and directors:

1. Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of their participation;

a.  Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
b.  Is not an associated person of a broker or dealer; and
c.  Meets the conditions of the following:

i.Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;
ii.Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and
iii.Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

No officers or directors of the Company may purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The proceeds from the sale of the shares in this offering will be immediately deposited into our general corporate account and shall become immediately available to us. All subscription agreements and checks are irrevocable.

Investors can purchase common stock in this offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1 to the registration statement of which this prospectus is a part, and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

Any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

PLAN OF DISTRIBUTION - continued

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents, if any.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker has filed an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible”, then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). Basically, DTC eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

PLAN OF DISTRIBUTION - continued

Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

· the basis on which the broker or dealer made the suitability determination, and
· that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

PLAN OF DISTRIBUTION - continued

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide ABCA with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a "shell" at the time of application.

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

Upon effectiveness of this Prospectus, the Company intends to consider becoming a “reporting issuer” under Section 12(g) of the U.S. Securities Exchange Act of 1934, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on the Company: Michigan, New Hampshire, Texas and Vermont. The Company intends, at its own cost, to make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filings its Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of June 30, 2010 for (1) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock; (2) each of our executive officers; (3) each of our directors; and (4) all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws, and the address for each person listed in the table is c/o Firemans Contractors, Inc., 7703 Sand Street, Fort Worth, Texas 76118.

The percentage ownership information shown in the table below is calculated based on 60,180,000 shares of our common stock issued and outstanding as of June 30, 2010. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

		Amount and Nature
Title of		of Beneficial
Class	Name of Beneficial Owner	Ownership	Percentage
Common Stock	Renee Gilmore,	10,000,000	16.62%
	President, Chief Executive Officer and Director	Direct
Common Stock	Nikolay Frolov	3,000,000	4.98%
	Chief Financial Officer, Treasurer and Director	Direct
Common Stock	Danielle O’Neal	10,000,000	16.62%
	Secretary and Director	Direct
Common Stock	Aaron Gilmore	10,000,000	16.62%
	Chief Operations Officer and Director	Direct
Common Stock	Scott O’Neal, Director	10,000,000	16.62%
		Direct
	All Officers and Directors as a Group	43,000,000	71.46%
	Total Shares Outstanding	60,180,000	100.00%

PRINCIPAL STOCKHOLDERS - continued

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

We do not have any issued and outstanding securities that are convertible into common stock. Other than the shares covered by the registration statement of which this prospectus is a part, we have not registered any shares for sale by security holders under the Securities Act. None of our stockholders are entitled to registration rights.

DESCRIPTION OF CAPITAL STOCK
Common Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share.

The holders of our common stock:

·	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

·	Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

·	Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

·	Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The shares of common stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or “ pari passu,” each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every stockholder who is present in person and entitled to vote has one vote, and on a poll every stockholder has one vote for each shares of common stock of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of our management, at the date hereof, our officers and directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See “Security Ownership of Certain Beneficial Owners and Management.”

We refer you to our Articles of Incorporation and Bylaws, copies of which were filed with the registration statement of which this prospectus is a part, and to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

As of September 14, 2010, there were 60,180,000 shares of our common stock issued and outstanding held by 102 shareholders.

Preferred Stock

We do not have any preferred stock authorized, issued or outstanding.

 Options, Warrants and Rights

There are no outstanding options, warrants, or rights to purchase any of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

 Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

DESCRIPTION OF CAPITAL STOCK - continued

Transfer Agent

Our stock transfer agent for our securities is Island Stock Transfer, 100 Second Avenue S., Suite 300N, St. Petersburg, FL 33701. Their telephone number is (727) 287-0010.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, based on our outstanding shares as of September 14, 2010, we will have outstanding an aggregate of 80,180,000 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, the 44,025,000 shares covered hereby will be freely transferable without restriction or further registration under the Securities Act.

The 36,155,000 restricted shares of common stock to be outstanding after this offering are owned by our executive officers and directors, known as our “affiliates,” and other shareholders, and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 of the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell his or her securities, provided that he or she sells an amount that does not exceed 1% of the number of shares of our common stock then outstanding, or 801,600 shares immediately after this offering (or, if our common stock is listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale), subject to the continued availability of current public information about us, compliance with certain manner of sale provisions, and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

Rule 144 is not available for resale of restricted securities of shell companies or former shell companies until one year elapses from the time that such company is no longer considered a shell company.

UNDERWRITING

We are not engaging an underwriter to assist us in this offering. This offering is being made solely through our officers and directors.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our financial statements for the period from August 21, 2009 (inception) through June 30, 2010, included in this prospectus have been audited by Whitley Penn LLP, as set forth in their report included in this prospectus.

LEGAL REPRESENTATION

The validity of the issuance of the common stock offered hereby will be passed upon for us by The O’Neal Law Firm. P.C., included in the opinion letter filed as an exhibit to the Registration Statement of which this prospectus is a part.

WHERE YOU CAN FIND MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1, of which this prospectus is a part, covering the securities being offering in this offering. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10am and 3pm, and on the SEC Internet site at http:\\www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

FINANCIAL STATEMENTS

Index to Financial Statements

Page

Financial Statements:

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets, for the year ended June 30, 2010	F-3

Statements of Operations for the period from Inception (August 21, 2009) through June 30, 2010	F-4

Statement of Stockholders' Deficit for the period from Inception (August 21, 2009) through June 30, 2010	F-5

Statements of Cash Flows for the period from Inception (August 21, 2009) through June 30, 2010	F-6

Notes to Financial Statements	F-7 to F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Firemans Contractors, Inc.

We have audited the accompanying balance sheet of Firemans Contractors, Inc. (the “Company”) as of June 30, 2010, and the related statements of operations, changes in stockholders’ deficit and cash flows for the period from August 21, 2009 (Inception) through June 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Firemans Contractors, Inc. as of June 30, 2010, and the results of its operations and its cash flows for the period from August 21, 2009 (Inception) through June 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, as of June 30, 2010, the Company has an accumulated deficit of $322,167 and negative working capital of $179,560, both of which raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Whitley Penn LLP

Dallas, Texas
September 15, 2010

Firemans Contractors, Inc.
(A Development Stage Company)
Balance Sheet

June 30, 2010
ASSETS

Current assets

Cash	$27,550
Accounts receivable	13,507
Inventory	1,265
Prepaid expenses	32,402

Total current assets	74,724

Property and equipment, net	36,903

TOTAL ASSETS	$111,627

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities

Accounts payable	$18,351
Accrued expenses	19,111
Accrued interest (related parties)	2,194
Warranty liability	2,002
Other payables	1,432
Current portion of long-term debt	3,896
Loans payable to shareholders	207,298

Total current liabilities	254,284

Long-term debt, net of current maturities	13,310

Total liabilities	267,594

Commitments and contingencies

Stockholders' deficit

200,000,000 shares common stock
authorized at $0.001/par value
60,180,000 issued and outstanding	60,180
Additional paid-in capital	106,020
Deficit accumulated during development stage	(322,167)

Total stockholders' deficit	(155,967)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$111,627

The accompanying footnotes are an integral part of these financial statements.

Firemans Contractors, Inc.
(A Development Stage Company)
Statement of Operations

Inception
(August 21, 2009)
Through
June 30, 2010

Revenues	$200,160

Cost of revenues	150,591

Gross profit	49,569

Sales and marketing expenses	17,101
General and administrative expenses	344,240
Depreciation and amortization	5,574

Total operating expenses	366,915

Operating loss	(317,346)

Other loss
Interest expense (related parties)	(4,059)
Interest expense	(762)

Total other loss	(4,821)

Loss before taxes	(322,167)

Income tax (expense) benefit	-

Net loss	$(322,167)

Basic and diluted loss per share	$(0.01)

Basic and diluted weighted average number of
common shares outstanding	49,506,731

The accompanying footnotes are an integral part of these financial statements.

Firemans Contractors, Inc.
(A Development Stage Company)
Statement of Stockholders' Deficit
Inception (August 21, 2009) Through June 30, 2010

				Deficit
				accumulated
			Additional	during the
	Common stock		paid-in	development
	Shares	Amount	capital	stage	Total

Balance August 21, 2009	-	$-	$-	$-	$-

Founders' stock issued @ $0.0001/sh. Aug. 2009	43,000,000	43,000	(38,700)		4,300
Stock issued for services @ $0.0001/sh. Aug. 2009	1,000,000	1,000	(900)		100
Stock issued for cash @ $0.01/sh. Oct. 2009	930,000	930	8,370		9,300
Stock issued for cash @ $0.01/sh. Nov. 2009	100,000	100	900		1,000
Stock issued for cash @ $0.01/sh. Dec. 2009	50,000	50	450		500
Stock issued for cash @ $0.01/sh. Jan. 2010	100,000	100	900		1,000
Stock issued for cash @ $0.01/sh. Mar. 2010	500,000	500	4,500		5,000
Stock issued for services @ $0.01/sh. Mar. 2010	10,000,000	10,000	90,000		100,000
Stock issued for cash @ $0.01/sh. Apr. 2010	1,000,000	1,000	9,000		10,000
Stock issued for cash @ $0.01/sh. Jun. 2010	3,500,000	3,500	31,500		35,000

Net loss				(322,167)	(322,167)

Balance June 30, 2010	60,180,000	$60,180	$106,020	$(322,167)	$(155,967)

The accompanying footnotes are an integral part of these financial statements.

Firemans Contractors, Inc.
(A Development Stage Company)
Statement of Cash Flows

Inception
(August 21, 2009)
Through
June 30, 2010

Cash flows from operating activities:

Net loss	$(322,167)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	5,574
Accrued salaries (added to loans payable to shareholders)	210,000
Consulting expenses (stock)	68,850

Change in operating assets and liabilities:
Accounts receivable	(13,507)
Inventory	(1,265)
Prepaid expenses	(1,152)
Accounts payable	18,351
Accrued expenses	19,111
Warranty liability	2,002
Accrued interest (related parties)	2,194
Other payables	1,432

Net cash used in operating activities	(10,577)

Cash flows from investing activities:

Purchase of property and equipment	(22,151)

Net cash used in investing activities	(22,151)

Cash flows from financing activities:
Payments on long-term debt	(3,120)
Payments on loans payable to shareholders	(2,702)
Issuance of common stock	66,100

Net cash flows provided by financing activities	60,278

Increase in cash and cash equivalents	27,550

Cash at beginning of period	-

Cash at end of period	$27,550

Cash paid for:

Interest	$762
Interest (related parties)	$1,865

Non-cash activities:

Note payable entered into for purchase of property and equipment	$20,326

Stock issued for services	$100,100

The accompanying footnotes are an integral part of these financial statements.

Firemans Contractors, Inc.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2010

NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

Firemans Contractors, Inc. (“The Company”) was incorporated under the laws of the State of Nevada on August 21, 2009.  Firemans Contractors is a full service painting company, focusing on residential, commercial and industrial parking lot striping, and parking lot maintenance services. The Company is in the development stage, having only begun operations recently.

NOTE 2.  GOING CONCERN

The financial statements of the Company have been prepared on the basis of accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company had negative working capital of $179,560 and an accumulated deficit of $322,167 at June 30, 2010, and a net loss of $322,167 and negative operating cash flows of $10,577 for the period from Inception (August 21, 2009) through June 30, 2010.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts, or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

The Company has primarily funded its operations through the net proceeds received from the Company's issuance of stock to investors.  The Company plans to issue additional equity and/or debt to fund its future operations.

Based on the Company’s current liquidity position, the Company will need to raise additional capital through debt or equity funding within the next twelve months.  There is no assurance that any such financing will be available on acceptable terms or at all.  Should continuing funding requirements not be met, the Company’s operations may cease to exist.

NOTE 3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Basis of Presentation

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.  The Company operates on June year end fiscal basis.

b.  Basic and Diluted Earnings per Share

Basic net loss per share amount is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

c.  Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.  There are no restrictions on Company’s cash.  At June 30, 2010, balances in Company’s cash accounts did not exceed federally insured limits.

d.  Accounts Receivable

Accounts receivable are stated at amounts management expects to collect.  Management provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of individual accounts.  Balances still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to accounts receivable. As of June 30, 2010, no allowances had been recorded.

e.  Inventories

Inventories of paint and materials are located at the Company’s North Richland Hills office and are valued at the lower of cost (specific identification method) or market.

f.  Property and Equipment

Property and equipment are recorded at cost.  Depreciation is charged on the straight-line basis for furniture and equipment over the estimated useful lives of the assets.  Leasehold improvements are amortized on a straight-line basis over the term of the lease, or the life of the improvements, whichever is shorter.  Maintenance and repairs are charged to expense as incurred.  Major improvements are capitalized.

g.  Fair Value of Financial Instruments

Carrying amounts of certain of our financial instruments, including accounts receivable, accounts payable, and other payables approximate fair value due to their short maturities. Carrying value of long-term debt approximates fair value, as it bears market rate of interest, for a secured loan. None of our financial instruments are held for trading purposes.

Firemans Contractors, Inc.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2010

NOTE 3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

h.  Revenue Recognition

The Company’s revenue consists of payments for painting and maintenance services, and is recognized only when all of the following criteria have been met:

(i)	Persuasive evidence for an agreement exists;
(ii)	Services have been performed;
(iii)	The fee is fixed or determinable; and
(iv)	Collectability is reasonably assured.

i.  Warranties

The Company warrants the work for one year after completion of a project.  Reserve for warranty work is established in the amount of 1% of sales for the previous twelve months.  As of June 30, 2010, the balance of warranty liability, and the warranty expense for the period were $2,002.

j.  Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

k.  Income Taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards.

Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

l.  Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash deposits. This cash is on deposit with a large federally insured bank. The Company has not experienced any losses in cash balances and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

m.  Recent Accounting Pronouncements

Below is a listing of the most recent accounting standards and their effect on the Company.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2010-06, Fair Value Measurements and Disclosures, which adds new disclosure requirements for transfers into and out of Levels 1 and 2 in the fair value hierarchy and additional disclosures about purchases, sales, issuances, and settlements relating to Level 3 fair value measurements.  This ASU also clarifies existing fair value disclosures about the level of disaggregation about inputs and valuation techniques used to measure fair value.  The ASU is effective for the first reporting period beginning after December 15, 2009, except for the requirement to provide Level 3 activity on a gross basis, which is effective for fiscal year ends beginning after December 15, 2010 and interim periods within those years.  The adoption did not have a material effect on our financial condition or results of operations.

In June 2009, the FASB issued SFAS 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles,” currently within the scope of ASC 105-10. ASC 105-10 identifies the ASC as the authoritative source of generally accepted accounting principles (“GAAP”) in the United States.  The ASC did not change GAAP but reorganizes the literature.  Rules and interpretive releases of the Securities and Exchange Commission under federal securities laws are also sources of authoritative GAAP for Securities and Exchange Commission registrants. This guidance is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  The Company’s adoption of this guidance did not have a material impact on its financial statements.

Firemans Contractors, Inc.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2010

NOTE 4.  PREPAID EXPENSES

As of June 30, 2010, the balance of prepaid expenses was $32,402.  $1,152 represented advertising expenses, $31,250 was the unearned portion of stock compensation issued under consulting agreements.

NOTE 5.  LONG-TERM DEBT

In September of 2009 the Company borrowed $20,326 in order to purchase a truck.  The note is secured by the truck, and bears 4.9% interest, with a 60 months repayment term.  The note balance at June 30, 2010, was $17,206.  Principal payments for the period from Inception (August 21, 2009) through June 30, 2010, amounted to $3,120, interest - $762.

As of June 30, 2010, maturities of the long-term debt for the next five years were as follows:

2011	$3,912
2012	4,108
2013	4,314
2014	4,530
2015	342
Total	$17,206

NOTE 6.  RELATED PARTY TRANSACTIONS

For the period from Inception (August 21, 2009) through June 30, 2010, the Company accrued $210,000 in salaries payable to its officers and major shareholders.

As of June 30, 2010, the balance of shareholder notes was $207,298.  The balance included accrued salaries, along with various advances to and from the Company.  The notes are unsecured, due upon demand and accrue interest at the end of each month on the then outstanding balance at the rate of 5.00% per annum.  Accrued interest payable on the notes at the fiscal year end was $2,194.  Interest paid during the same period was $1,865. These notes payable do not approximate fair value, as they are with related parties, and do not bear market rates of interest.

NOTE 7.  OPERATING SEGMENTS

During the period from inception through June 30, 2010, the Company operated as a single business segment.

Firemans Contractors, Inc.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2010

NOTE 8.  INCOME TAXES

For the period from inception (August 21, 2009) through June 30, 2010, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded.  In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets.

Reconciliation of income tax expense to the provision for income taxes is as follows:

June 30, 2010

Statutory federal income tax rate	$(42,789)
State income taxes, net of federal benefit	-
Valuation allowance	42,789
Income tax provision	$-

Significant components of the Company’s deferred tax assets and liabilities were as follows:

June 30, 2010

Deferred tax assets:
Accrued liabilities	$81,619
Net operating loss carryforwards	42,789

Total deferred tax assets	124,408

Deferred tax liabilities:
Prepaid expenses	(11,341)
Property and equipment	(659)

Total deferred tax liabilities	(12,000)

Net deferred tax assets before valuation allowance	112,408
Less: Valuation allowance	(112,408)
Net deferred tax assets	$-

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income.  As the achievement of required future taxable income is uncertain, the Company has recorded a valuation allowance for the full amount of the net deferred tax assets.

As of June 30, 2010, we had net operating loss carryforwards of $122,255 available to offset future regular, alternative minimum and foreign taxable income, if any. This loss can be carried forward for up to 20 years. Changes in our ownership may lead to restrictions in respect of the availability and use of this tax loss.

FASB ASC 740 creates a single model to address accounting for uncertainty in tax positions by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FASB ASC 740 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. There are no unrecognized tax benefits to disclose in the notes to the financial statements.

NOTE 9.  STOCKHOLDERS’ DEFICIT

During August of 2009, the Company issued 43,000,000 shares of common stock to founders for a cash consideration of $4,300.

During August of 2009, the Company issued 1,000,000 shares of common stock for professional services, valued at $0.0001 per share, consistent with the founder’s acquisition at the same time.

In the first round of private placements, from October of 2009 through January of 2010, the Company issued 1,180,000 shares of common stock to various investors for a cash consideration of $11,800.

In the second round of private placements, from March through June of 2010, the Company issued 5,000,000 shares of common stock to various investors for a cash consideration of $50,000.

On March 1, 2010, the Company issued 10,000,000 shares of common stock for professional services, valued at $0.01 per share, consistent with the private purchase acquisitions of our stock at that time.

[RESALE PROSPECTUS ALTERNATE PAGE]

THE OFFERING

Common stock offered by selling stockholders	24,025,000 shares
Common stock outstanding (as of September 14, 2010)	60,180,000 shares
Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders.
Risk factors	See "Risk Factors" beginning on page 6 and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

[RESALE PROSPECTUS ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

[RESALE PROSPECTUS ALTERNATE PAGE]

PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of September 14, 2010, and as adjusted to reflect the sale of shares of common stock offered by this Prospectus by (i) each of our named executive officers (other than our former Chief Executive Officer who no longer beneficially owns any of our securities), (ii) each of our directors, (iii) all current executive officers and directors as a group, (iv) all persons, including groups, known to us to own beneficially more than five percent (5%) of any class of our voting stock, and (v) the selling stockholders.

As of September 14, 2010, we had 60,180,000 shares of common stock outstanding.

Except as specifically indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or rights held by that person that are currently exercisable or exercisable, convertible or issuable within 60 days of September 14, 2010, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Except as set forth below, the selling stockholder has not held any position or office with us or any of our affiliates, nor has had any other material relationship (other than as a purchaser of securities) with us or any of our affiliates or predecessors within the past three years. Furthermore, none of the selling stockholders are a registered broker-dealer or an affiliate of a registered broker-dealer.

Name of Selling Stockholder and Position, Office or Material Relationship with Firemans Contractors, Inc.	Common Shares owned by the Selling Stockholder (2)	Percent beneficially owned before Offering	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
				# of Shares	% of Class

Susan Blume	10,000	0.02%	10,000	-	0.00%
Troy Blume	10,000	0.02%	10,000	-	0.00%
Ronald Bowhay	160,000	0.27%	160,000	-	0.00%
Aria Briggs	10,000	0.02%	10,000	-	0.00%
Jeffrey Briggs	10,000	0.02%	10,000	-	0.00%
Martisha Briggs	10,000	0.02%	10,000	-	0.00%
Absolute Concepts, Inc. (1)	10,000	0.02%	10,000	-	0.00%
Jerry Damian	10,000	0.02%	10,000	-	0.00%
Tanya Damian	10,000	0.02%	10,000	-	0.00%
Vladislav Dranov	10,000	0.02%	10,000	-	0.00%
Melody Edwards (2)	10,000	0.02%	10,000	-	0.00%
Bill Edwards	1,000,000	1.66%	1,000,000	-	0.00%
Natasha Edwards	10,000	0.02%	10,000	-	0.00%
Jeremy Ellis	10,000	0.02%	10,000	-	0.00%
Melissa Ellis	10,000	0.02%	10,000	-	0.00%
Vep Ellis	510,000	0.85%	510,000	-	0.00%
Delia Fernandez	10,000	0.02%	10,000	-	0.00%
Heather Fontenot	10,000	0.02%	10,000	-	0.00%
Ryan Fontenot	10,000	0.02%	10,000	-	0.00%
Anastasia Frolova (3)	100,000	0.17%	100,000	-	0.00%
Elizaveta Frolova (4)	100,000	0.17%	100,000	-	0.00%
Nikolay Frolov (5)	2,800,000	4.65%	1,000,000	1,800,000	4.98%
Francis Gatins	10,000	0.02%	10,000	-	0.00%
Laura Gatins	10,000	0.02%	10,000	-	0.00%
Aaron Gilmore (6)	9,465,000	15.73%	1,000,000	8,465,000	23.41%
Adian Gilmore (7)	500,000	0.83%	500,000	-	0.00%
Charles Gilmore (8)	10,000	0.02%	10,000	-	0.00%
Renee Gilmore (9)	9,990,000	16.60%	1,000,000	8,990,000	24.87%
DeeAnn Grider	10,000	0.02%	10,000	-	0.00%
Eric Jason Grider	10,000	0.02%	10,000	-	0.00%

PRINCIPAL AND SELLING STOCKHOLDERS - continued

Andrea Heminger	10,000	0.02%	10,000	-	0.00%
Caden Heminger	10,000	0.02%	10,000	-	0.00%
Emery Heminger	10,000	0.02%	10,000	-	0.00%
Todd Heminger	10,000	0.02%	10,000	-	0.00%
Barbara Hoffart	10,000	0.02%	10,000	-	0.00%
Brent Hoffart	10,000	0.02%	10,000	-	0.00%
Emma Hoffart	10,000	0.02%	10,000	-	0.00%
Ethan Hoffart	10,000	0.02%	10,000	-	0.00%
Lisa Ismert	10,000	0.02%	10,000	-	0.00%
Cynthia Johnston	10,000	0.02%	10,000	-	0.00%
Paul Johnston	10,000	0.02%	10,000	-	0.00%
Alissa Klatt	10,000	0.02%	10,000	-	0.00%
Matthew Klatt	10,000	0.02%	10,000	-	0.00%
Curtis Kruger	10,000	0.02%	10,000	-	0.00%
Kelsey Kusman	10,000	0.02%	10,000	-	0.00%
Lindsey Kusman	10,000	0.02%	10,000	-	0.00%
Jason Lehmann	60,000	0.10%	60,000	-	0.00%
Tina Lehmann	10,000	0.02%	10,000	-	0.00%
Alyssa Lowe	10,000	0.02%	10,000	-	0.00%
Ana Lowe	10,000	0.02%	10,000	-	0.00%
Antonio Lowe	10,000	0.02%	10,000	-	0.00%
Morris Lowe	510,000	0.85%	510,000	-	0.00%
Jesse Leo Morgan (10)	510,000	0.85%	510,000	-	0.00%
Aaron Moulton	10,000	0.02%	10,000	-	0.00%
Alyse Moulton	10,000	0.02%	10,000	-	0.00%
Amanda Moulton	10,000	0.02%	10,000	-	0.00%
Andrew Moulton	10,000	0.02%	10,000	-	0.00%
Angela Moulton	10,000	0.02%	10,000	-	0.00%
Josh Moulton	10,000	0.02%	10,000	-	0.00%
Ashley Nelson	10,000	0.02%	10,000	-	0.00%
Claude Nelson	10,000	0.02%	10,000	-	0.00%
John Nelson	10,000	0.02%	10,000	-	0.00%
Kenneth Nelson	45,000	0.07%	45,000	-	0.00%
Sharon Nelson	10,000	0.02%	10,000	-	0.00%
MaryJo Neumann (11)	60,000	0.10%	60,000	-	0.00%
Rosemary Neumann	10,000	0.02%	10,000	-	0.00%
Tiffany Obar	10,000	0.02%	10,000	-	0.00%
Connie Ogden	10,000	0.02%	10,000	-	0.00%
Samuel Ogden	10,000	0.02%	10,000	-	0.00%
Brooklyn O'Neal (12)	510,000	0.85%	510,000	-	0.00%
Danielle O'Neal (13)	9,990,000	16.60%	1,000,000	8,990,000	24.87%
London O'Neal (14)	510,000	0.85%	510,000	-	0.00%
Patrick O'Neal	100,000	0.17%	100,000	-	0.00%
Scott O'Neal (15)	8,910,000	14.81%	1,000,000	7,910,000	21.88%
Panamera International Corporation (16)	5,000,000	8.31%	5,000,000	-	0.00%
Brian Pope	10,000	0.02%	10,000	-	0.00%
Alexsey Prous	10,000	0.02%	10,000	-	0.00%
Edouard Prous	10,000	0.02%	10,000	-	0.00%
Joulia Prous	10,000	0.02%	10,000	-	0.00%
Semen Prous	3,500,000	5.82%	3,500,000	-	0.00%
Michael Reeves	10,000	0.02%	10,000	-	0.00%
Brad Ryken	10,000	0.02%	10,000	-	0.00%
Chelsea Ryken	10,000	0.02%	10,000	-	0.00%
Jennifer Ryken	10,000	0.02%	10,000	-	0.00%
Timothy Ryken	10,000	0.02%	10,000	-	0.00%
Lauren Schoening	10,000	0.02%	10,000	-	0.00%
Samantha Smith	10,000	0.02%	10,000	-	0.00%
Brian Stam (17)	10,000	0.02%	10,000	-	0.00%
Carl Stam (18)	10,000	0.02%	10,000	-	0.00%
Christian Stam	10,000	0.02%	10,000	-	0.00%
Dominic Stam (19)	10,000	0.02%	10,000	-	0.00%

PRINCIPAL AND SELLING STOCKHOLDERS - continued

Gloria Stam (20)	10,000	0.02%	10,000	-	0.00%
Jennifer Stam	10,000	0.02%	10,000	-	0.00%
Julia Stam	10,000	0.02%	10,000	-	0.00%
Susan Stam	10,000	0.02%	10,000	-	0.00%
Jamyia Stanfield	10,000	0.02%	10,000	-	0.00%
Jon Steele	60,000	0.10%	60,000	-	0.00%
Tyler Steele	10,000	0.02%	10,000	-	0.00%
Sun Castle Corporation (21)	5,000,000	8.31%	5,000,000	-	0.00%
Amanda Thompson	10,000	0.02%	10,000	-	0.00%
Dmitri Tisnoi	10,000	0.02%	10,000	-	0.00%
Sherry Tisnoi	10,000	0.02%	10,000	-	0.00%

Total	60,180,000		24,025,000	36,155,000

(1)	The controlling shareholder of Absolute Concepts, Inc. is Carl Stam, the father of our President and Director Renee Gilmore.
(2)	Melody Edwards is the sister of our Secretary and Director Danielle O’Neal.
(3)	Anastasia Frolova is the daughter of our Chief Financial Officer and Director Nikolay Frolov
(4)	Elizaveta Frolova is the daughter of our Chief Financial Officer and Director Nikolay Frolov
(5)	Nikolay Frolov is our Chief Financial Officer and Director.
(6)	Aaron Gilmore is our Chief Operations Officer an Director and is the spouse of our President and Director Renee Gilmore.
(7)	Adian Gilmore is the son of our President and Director Renee Gilmore and our Chief Operations Officer and Director Aaron Gilmore.
(8)	Charles Gilmore is the father of our Chief Operations Officer and Director Aaron Gilmore.
(9)	Renee Gilmore is our President and Director and is the spouse of our Chief Operations Officer and Director Aaron Gilmore.
(10)	Jessy Leo Morgan is the father of our Secretary and Director Danielle O’Neal.
(11)	MaryJo Newmann is the mother of our Chief Operations Officer and Director Aaron Gilmore.
(12)	Brooklyn O’Neal is the daughter of our Secretary and Director Danielle O’Neal and our Director Scott O’Neal.
(13)	Danielle O’Neal is our Secretary and Director and the spouse of our Director Scott O’Neal.
(14)	London O’Neal is the daughter of our Secretary and Director Danielle O’Neal and our Director Scott O’Neal.
(15)	Scott O’Neal is our Director and the spouse of our Secretary and Director Danielle O’Neal.
(16)	The President of Panamera International Corporation is Erica Fernandez.
(17)	Brian Stam is the brother of our President and Director Renee Gilmore.
(18)	Carl Stam is the father of our President and Director Renee Gilmore.
(19)	Dominic Stam is the brother of our President and Director Renee Gilmore.
(20)	Gloria Stam is the mother of our President and Director Renee Gilmore.
(21)	The President of Sun Castle Corporation is Rolando Brooks.

[RESALE PROSPECTUS ALTERNATE PAGE]

PLAN OF DISTRIBUTION

        We are registering 24,025,000 shares of common stock for resale by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

        The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

• on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
• in the over-the-counter market;
• in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
• through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
• ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
• block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
• an exchange distribution in accordance with the rules of the applicable exchange;
• privately negotiated transactions;
• short sales made after the date the Registration Statement is declared effective by the Commission;
• broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
• a combination of any such methods of sale; and
• any other method permitted pursuant to applicable law.

        The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

        The selling stockholders may pledge or grant a security interest in some or all of the notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer, donate and pledge the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        To the extent required by the Securities Act, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

PLAN OF DISTRIBUTION - continued

        Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

        The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

        We will pay all expenses of the registration of the shares of common stock estimated to be $35,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any.

        Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Dealer Prospectus Delivery Obligation

Until 90 days from the effective date of this Registration Statement, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and the documents incorporated by reference are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this prospectus.

FIREMANS CONTRACTORS, INC.

44,025,000
 Shares
 of
 Common Stock

PROSPECTUS

September ___, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Name of Expense	Amount
Securities and Exchange Commission registration fee	$150
Transfer Agent Fees	$1,500
Legal, accounting fees and expenses (1)	$32,000
Edgar filing, printing and engraving fees (1)	$1,350
Total (1)	$35,000

(1) Estimated.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and by our Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Recent Sales of Unregistered Securities

The following sets forth information regarding all sales of our unregistered securities since our inception on August 21, 2009. All of these shares were exempt from registration under the Securities Act by reason of Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities, and appropriate legends were affixed to the share certificates issued in such transactions. We relied on information from purchasers that they were accredited investors and/or such investors were provided adequate information and were otherwise determined to be suitable.  In all cases, there was no public solicitation. The issuances of the securities described below were affected without the involvement of underwriters.

Shareholder Last Name	Shareholder First Name	Date of Issuance	Amount Paid		Shares Issued
Gilmore	Renee	8/26/2009	$1,000.00		10,000,000
O'Neal	Danielle	8/26/2009	$1,000.00		10,000,000
Gilmore	Aaron	8/26/2009	$1,000.00		10,000,000
O'Neal	Scott	8/26/2009	$1,000.00		10,000,000
Frolov	Nikolay	8/26/2009	$300.00		3,000,000
Lowe	Morris	8/26/2009	$50.00	*	500,000
Ellis	Vep	8/26/2009	$50.00	*	500,000
Edwards	Melody	8/30/2009	$100.00		10,000
Ellis	Jeremy	8/30/2009	$100.00		10,000
Ellis	Melissa	9/5/2009	$100.00		10,000

INFORMATION NOT REQUIRED IN PROSPECTUS - continued

Recent Sales of Unregistered Securities - continued

Ismert	Lisa	10/8/2009	$100.00	10,000
Lehmann	Tina	10/8/2009	$100.00	10,000
Gilmore	Charles	10/9/2009	$100.00	10,000
Grider	DeeAnn	10/9/2009	$100.00	10,000
Schoening	Lauren	10/9/2009	$100.00	10,000
Thompson	Amanda	10/9/2009	$100.00	10,000
Tisnoi	Dmitri	10/9/2009	$100.00	10,000
Tisnoi	Sherry	10/9/2009	$100.00	10,000
Gatins	Francis	10/14/2009	$100.00	10,000
Ogden	Samuel	10/16/2009	$100.00	10,000
O'Neal	London	10/16/2009	$100.00	10,000
O'Neal	Brooklyn	10/16/2009	$100.00	10,000
Blume	Susan	10/21/2009	$100.00	10,000
Briggs	Aria	10/21/2009	$100.00	10,000
Damian	Tanya	10/21/2009	$100.00	10,000
Edwards	Natasha	10/21/2009	$100.00	10,000
Kusman	Lindsey	10/21/2009	$100.00	10,000
Nelson	John	10/21/2009	$100.00	10,000
Neumann	Rosemary	10/21/2009	$100.00	10,000
Neumann	MaryJo	10/21/2009	$500.00	50,000
Neumann	MaryJo	10/21/2009	$100.00	10,000
Smith	Samantha	10/21/2009	$100.00	10,000
Stam	Brian	10/21/2009	$100.00	10,000
Stam	Jennifer	10/21/2009	$100.00	10,000
Stam	Christian	10/21/2009	$100.00	10,000
Steele	Tyler	10/21/2009	$100.00	10,000
Barbera	Laura	10/22/2009	$100.00	10,000
Blume	Troy	10/22/2009	$100.00	10,000
Obar	Tiffany	10/23/2009	$100.00	10,000
Ogden	Connie	10/23/2009	$100.00	10,000
O'Neal	Scott	10/27/2009	$100.00	10,000
Lowe	Antonio	10/30/2009	$100.00	10,000
Lowe	Ana	10/30/2009	$100.00	10,000
Absolute Concepts, Inc.		10/31/2009	$100.00	10,000
Bowhay	Ronald	10/31/2009	$100.00	10,000
Briggs	Jeffrey	10/31/2009	$100.00	10,000
Briggs	Martisha	10/31/2009	$100.00	10,000
Damian	Jerry	10/31/2009	$100.00	10,000
Dranov	Vladislav	10/31/2009	$100.00	10,000
Ellis	Vep	10/31/2009	$100.00	10,000
Fontenot	Ryan	10/31/2009	$100.00	10,000
Fontenot	Heather	10/31/2009	$100.00	10,000
Grider	Eric Jason	10/31/2009	$100.00	10,000
Heminger	Andrea	10/31/2009	$100.00	10,000
Heminger	Caden	10/31/2009	$100.00	10,000
Heminger	Todd	10/31/2009	$100.00	10,000
Heminger	Emery	10/31/2009	$100.00	10,000
Hoffart	Brent	10/31/2009	$100.00	10,000
Hoffart	Emma	10/31/2009	$100.00	10,000
Hoffart	Ethan	10/31/2009	$100.00	10,000
Johnston	Cynthia	10/31/2009	$100.00	10,000
Johnston	Paul	10/31/2009	$100.00	10,000
Klatt	Alissa	10/31/2009	$100.00	10,000
Klatt	Matthew	10/31/2009	$100.00	10,000
Kruger	Curtis	10/31/2009	$100.00	10,000
Kusman	Kelsey	10/31/2009	$100.00	10,000
Lehmann	Jason	10/31/2009	$100.00	10,000
Lowe	Alyssa	10/31/2009	$100.00	10,000

INFORMATION NOT REQUIRED IN PROSPECTUS - continued

Recent Sales of Unregistered Securities - continued

Lowe	Morris	10/31/2009	$100.00		10,000
Morgan	Jesse Leo	10/31/2009	$100.00		10,000
Moulton	Angela	10/31/2009	$100.00		10,000
Moulton	Andrew	10/31/2009	$100.00		10,000
Moulton	Aaron	10/31/2009	$100.00		10,000
Moulton	Alyse	10/31/2009	$100.00		10,000
Moulton	Amanda	10/31/2009	$100.00		10,000
Moulton	Josh	10/31/2009	$100.00		10,000
Nelson	Ashley	10/31/2009	$100.00		10,000
Nelson	Claude	10/31/2009	$100.00		10,000
Nelson	Kenneth	10/31/2009	$100.00		10,000
Nelson	Sharon	10/31/2009	$100.00		10,000
Pope	Brian	10/31/2009	$100.00		10,000
Prous	Alexsey	10/31/2009	$100.00		10,000
Prous	Edouard	10/31/2009	$100.00		10,000
Prous	Joulia	10/31/2009	$100.00		10,000
Reeves	Michael	10/31/2009	$100.00		10,000
Ryken	Brad	10/31/2009	$100.00		10,000
Ryken	Jennifer	10/31/2009	$100.00		10,000
Ryken	Chelsea	10/31/2009	$100.00		10,000
Ryken	Timothy	10/31/2009	$100.00		10,000
Schoening	Barbara	10/31/2009	$100.00		10,000
Stam	Julia	10/31/2009	$100.00		10,000
Stam	Carl	10/31/2009	$100.00		10,000
Stam	Susan	10/31/2009	$100.00		10,000
Stam	Dominic	10/31/2009	$100.00		10,000
Stanfield	Jamyia	10/31/2009	$100.00		10,000
Steele	Jon	10/31/2009	$100.00		10,000
Lehmann	Jason	11/6/2009	$500.00		50,000
Bowhay	Ronald	11/30/2009	$500.00		50,000
Steele	Jon	12/28/2009	$500.00		50,000
Bowhay	Ronald	1/30/2010	$1,000.00		100,000
Panamera International Corporation		3/1/2010	$50,000.00	*	5,000,000
Sun Castle Corporation		3/1/2010	$50,000.00	*	5,000,000
Morgan	Jesse Leo	3/15/2010	$5,000.00		500,000
Edwards	Bill	4/6/2010	$10,000.00		1,000,000
Prous	Semen	6/4/2010	$10,000.00		1,000,000
Prous	Semen	6/10/2010	$25,000.00		2,500,000
Total					60,180,000

* Consulting compensation.

Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description

3.1	Articles of Incorporation of Registrant
3.2	Bylaws of the Registrant
5.1	Opinion and Consent of The O’Neal Law Firm, P.C.
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Form of Subscription Agreement

Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Worth, Texas on September 15, 2010.

FIREMANS CONTRACTORS, INC.

By:	/s/ Renee Gilmore
Name: Renee Gilmore
Title: CEO, President and Director
(Principal Executive Officer

By:	/s/ Nikolay Frolov
Name: Nikolay Frolov
Title: Treasurer and Director
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement, as amended, has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Renee Gilmore	CEO, President and Director	September 15, 2010
Renee Gilmore	(Principal Executive Officer)

/s/ Nikolay Frolov	Chief Financial Officer and Director	September 15, 2010
Nikolay Frolov	(Principal Financial and Accounting Officer)

/s/ Aaron Gilmore	Chief Operations Officer and Director	September 15, 2010
Aaron Gilmore

/s/ Danielle O’Neal	Secretary and Director	September 15, 2010
Danielle O’Neal

/s/ Scott O’Neal	Director	September 15, 2010
Scott O’Neal